MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Statements of Consolidated Income



                                                                                       Year Ended December 31,

                                                                              2003               2002              2001
Operating Revenues
  Regulated                                                               $31,739,240        $31,401,082       $31,780,147
  Unregulated                                                               6,121,269          6,901,381        15,771,033
  Unregulated SOS Margin                                                            0          5,801,670         2,146,860
                                                                    ------------------    ---------------    --------------

          Total Revenues                                                   37,860,509         44,104,133        49,698,040
                                                                    ------------------    ---------------    --------------

Operating Expenses
   Unregulated Energy Supply                                                5,219,787          5,532,679        14,983,899
   Regulated Operation & Maintenance                                       12,422,538         13,044,531        10,411,460
   Unregulated Operation & Maintenance                                      2,353,200          1,654,264         1,226,418
   Depreciation                                                             2,654,616          2,420,215         2,502,034
   Amortization of Stranded Costs                                           8,761,217          8,761,233         9,259,657
   Amortization                                                               205,846            236,444           216,842
   Taxes Other Than Income                                                  1,499,109          1,431,245         1,344,299
   Provision for Income Taxes - Regulated                                   1,929,743          1,908,213         2,743,193
   Provision for (Benefit of) Income Taxes - Unregulated                    (345,350)          2,250,789           649,813
                                                                    ------------------    ---------------    --------------

          Total Operating Expenses                                         34,700,706         37,239,613        43,337,615
                                                                    ------------------    ---------------    --------------

Operating Income                                                            3,159,803          6,864,520         6,360,425
                                                                    ------------------    ---------------    --------------

Other Income (Deductions)
   Equity in Income of Associated Companies                                   258,384            279,514           299,299
   Interest and Dividend Income                                                48,709            157,163           167,684
   Allowance for Equity Funds Used During
      Construction                                                             45,819              3,463            85,963
   Benefit (Provision for) Income Taxes                                      (42,597)             19,366            46,702
   Other - Net                                                              (362,684)          (304,328)         (432,208)
                                                                    ------------------    ---------------    --------------
          Total                                                              (52,369)            155,178           167,440
                                                                    ------------------    ---------------    --------------

Income Before Interest Charges                                              3,107,434          7,019,698         6,527,865
                                                                    ------------------    ---------------    --------------

Interest Charges
   Long-Term Debt and Notes Payable                                         1,638,098          1,626,145         2,285,711
   Less Stranded Costs Carrying Charge                                    (1,322,881)        (1,076,369)         (962,579)
   Less Allowance for Borrowed Funds Used During
      Construction                                                           (13,384)           (73,499)          (31,794)
                                                                    ------------------    ---------------    --------------
          Total                                                               301,833            476,277         1,291,338
                                                                    ------------------    ---------------    --------------

Net Income Available for Common Stock                                      $2,805,601         $6,543,421        $5,236,527
                                                                    ==================    ===============    ==============

Basic and Diluted Earnings Per Share of Common Stock                            $1.78              $4.16             $3.33

Average Shares Outstanding                                                  1,575,066          1,573,865         1,573,294
                                                                    ==================    ===============    ==============


                                      Page 1 of 6

MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Statements of Consolidated Cash Flows

                                                                                 Year Ended December 31,
                                                                         2003             2002             2001
Cash Flow From Operating Activities

     Net Income                                                       $2,805,601      $6,543,421        $5,236,527
    Adjustments to Reconcile Net Income to Net Cash
          Provided by (Used For) Operations:

             Depreciation                                              2,654,616       2,420,215         2,502,034
             Amortization                                                205,846         236,443           252,434
             Amortization of Seabrook Costs                            1,110,000       1,110,000         1,110,000
             Amortization of Deferred Gain from Asset Sale             (442,777)     (2,987,500)       (4,863,027)
             Deferred Income Taxes - Net                               3,633,737         641,044           872,815
             Deferred Investment Tax Credits and Excess Deferred
               Income Taxes                                             (29,728)        (30,521)          (32,580)
             Allowance for Funds Used During Construction               (59,203)        (76,962)         (117,757)
             Income on Tax-Exempt Bonds-Restricted Funds                 (8,200)        (51,277)         (249,928)
             Change in Deferred Regulatory and Debt Issuance Costs   (6,829,088)     (1,883,614)         (548,257)
             Amortization of W/S Upfront Payment                       1,451,000       1,451,000         1,451,000
             Change in Benefit Obligations                               464,236       1,263,629         (173,944)
             Change in Current Assets and Liabilities:
                    Accounts Receivable and Unbilled Revenue           (276,782)        (85,518)         5,860,682
                    Other Current Assets                               (161,260)         109,589           255,210
                    Accounts Payable                                   (145,170)     (1,503,760)       (1,414,457)
                    Accrued Taxes and Interest                         (268,872)       (407,622)         (342,082)
                    Other Current Liabilities                            (8,259)           4,992             2,537
            Other - Net                                                (226,666)         102,689           289,079
                                                                     -----------     ------------     -------------

Net Cash Flow Provided By Operating Activities                         3,869,031       6,856,248        10,090,286
                                                                     -----------     ------------     -------------
Cash Flow From Financing Activities
     Dividend Payments                                               (2,930,788)     (2,234,678)       (2,060,821)
     Retirements of Long-Term Debt                                   (3,085,000)     (1,175,000)       (1,050,000)
     Short-Term Borrowings, Net                                       3,349,019      (1,150,000)         (950,000)
                                                                     -----------     ------------     -------------
Net Cash Flow Used For Financing Activities                          (2,666,769)     (4,559,678)       (4,060,821)
                                                                     -----------     ------------     -------------
Cash Flow From Investing Activities
     Drawdown from Tax-Exempt Bond Trust                               2,064,224       3,717,467         2,012,353
     Additional Proceeds from Sale of Generating Assets in 1999               --              --         1,050,679
     Stock Redemption from Associated Company                            524,724         375,277           499,484
     Acquisition, Net of Cash Acquired                                 (526,502)              --                --
     Investment in Electric Plant                                    (4,876,945)     (5,928,431)       (4,707,152)
                                                                     -----------     ------------     -------------
Net Cash Flow Used For Investing Activities                          (2,814,499)     (1,835,687)       (1,144,636)
                                                                     -----------     ------------     -------------
Increase (Decrease) in Cash and Cash Equivalents                     (1,612,237)         460,883         4,884,829

Cash and Cash Equivalents at Beginning of Period                       5,956,422       5,495,539           610,710
                                                                     -----------     ------------     -------------
Cash and Cash Equivalents at End of Period                            $4,344,185      $5,956,422        $5,495,539
Supplemental Disclosure of Cash Flow Information:
     Cash Paid During the Period For:
        Interest                                                      $1,253,496      $1,119,239        $2,499,080

        Income Taxes  (2001 is net of tax refunds of $200,000)          $785,088      $4,028,408        $1,499,654
     Non-Cash Investing Activities:
        Value of stock issued for acquisition                           $193,570              --                --


MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets


ASSETS                                                                                     December 31,
                                                                                 2003                  2002

Utility Plant
   Electric Plant in Service                                                   $92,055,256         $88,072,501
   Less Accumulated Depreciation                                                37,618,250          35,583,430
                                                                      ---------------------     ------------------------------
      Net Electric Plant in Service                                             54,437,006          52,489,071
   Construction Work-in-Progress                                                     7,752              95,921
                                                                      ---------------------     ------------------------------
        Total                                                                   54,444,758          52,584,992

Investment in Associated Companies                                               2,729,137           3,397,544
                                                                      ---------------------     ------------------------------

Net Utility Plant and Investments in Associated Companies                       57,173,895          55,982,536
                                                                      ---------------------     ------------------------------

Current Assets:
   Cash and Cash Equivalents                                                     4,344,185           5,956,422
   Accounts Receivable (less allowance for uncollectible
   accounts of $235,682 in 2003 and $213,882 in 2002)                            6,032,244           5,429,383
   Unbilled Revenue                                                              1,198,470           1,293,953
   Inventory                                                                       694,698             561,829
   Income Tax Refund Receivable                                                    229,258             216,810
   Prepayments                                                                     361,180             261,614
                                                                      ---------------------     ------------------------------
      Total                                                                     12,860,035          13,720,011
                                                                      ---------------------     ------------------------------

Regulatory Assets:
   Uncollected Maine Yankee Decommissioning Costs                               17,771,344          22,153,501
   Recoverable Seabrook Costs (less accumulated amortization and
    write-offs in 2003, $39,298,399 and 2002, $38,188,399)                     13,888,611          14,998,611
   Regulatory Assets - SFAS 109 & 106                                            6,648,074           7,161,604
   Deferred Fuel and Purchased Energy Costs                                     20,495,481          13,132,485
   Regulatory Asset - Power Purchase Agreement Restructuring                     4,352,750           5,803,750
   Unamortized Premium on Early Retirement of Debt                               1,497,741           1,709,493
   Deferred Regulatory Costs, less accumulated amortization                      1,392,118           1,409,092
                                                                              ------------         -----------

      Total                                                                     66,046,119          66,368,536
                                                                              ------------         -----------

Other Assets
   Intangible Assets                                                               137,648                  --
   Goodwill                                                                        404,125                  --
   Unamortized Debt Issuance Costs                                                 625,075             823,213
   Restricted Investment (at cost, which approximates market)                    2,378,492           4,436,879
   Miscellaneous                                                                 1,643,376             654,981
                                                                              ------------        ------------

      Total                                                                      5,188,716           5,915,073
                                                                              ------------        ------------

Total Assets                                                                  $141,268,765        $141,986,156
                                                                              ------------        ------------



MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Capitalization and Liabilities


                                                                                            December 31,
                                                                                   2003                      2002

Capitalization (see accompanying statements):
   Common Shareholders' Equity                                                     $46,984,490               $47,029,071
   Long-Term Debt                                                                   29,230,000                30,680,000
                                                                         ----------------------    ----------------------
          Total                                                                     76,214,490                77,709,071
                                                                         ----------------------    ----------------------

Current Liabilities:
   Long-Term Debt Due Within One Year                                                1,450,000                 3,085,000
   Notes Payable to Banks                                                            6,200,000                 2,800,000
   Accounts Payable                                                                  3,928,235                 3,523,506
   Accounts Payable - Associated Companies                                              27,589                   248,224
   Accrued Employee Benefits                                                         1,013,342                 1,336,087
   Dividends Declared                                                                       --                   582,423
   Customer Deposits                                                                    18,944                    27,202
   Taxes Accrued                                                                        20,290                    18,349
   Interest Accrued                                                                     34,931                   179,745
                                                                         ----------------------    ----------------------
      Total                                                                         12,693,331                11,800,536
                                                                         ----------------------    ----------------------

Deferred Credits and Other Liabilities:
   Accrued Removal Obligations                                                       4,015,121                 3,848,594
   Carrying Value of Interest Rate Hedge                                             1,185,000                        --
   Uncollected Maine Yankee Decommissioning Costs                                   17,771,344                22,153,501
   Income Taxes                                                                     25,044,348                22,270,998
   Accrued Postretirement Benefits and Pension Costs                                 3,461,572                 3,122,030
   Investment Tax Credits                                                              159,345                   189,073
   Deferred Gain & Related Accounts-Generating Asset Sale                                    0                   468,440
   Miscellaneous                                                                       724,214                   423,913
                                                                         ----------------------    ----------------------
      Total                                                                         52,360,944                52,476,549
                                                                         ----------------------    ----------------------


Commitments, Contingencies and Regulatory Matters (Note 12)



                                                                         ----------------------    ----------------------
Total Capitalization and Liabilities                                              $141,268,765              $141,986,156
                                                                         ======================    ======================



MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Statement of Consolidated Common Shareholders' Equity




                                     Number of Shares         Par Value    Paid-In      Retained
                                   Issued        Treasury      Issued      Capital      Earnings

Balance, December 31, 2000          1,867,250     (294,352)  $13,070,750     $39,668   $33,097,712
                                -------------- ------------- ------------ ----------- -------------
     Net Income                                                                          5,236,527
     Dividend ($1.34 per share)                                                        (2,108,222)
     Treasury Stock Reissued                            612      --            3,794
                                -------------- ------------- ------------ ----------- -------------

Balance, December 31, 2001          1,867,250     (293,740)   13,070,750      43,462    36,226,017
                                -------------- ------------- ------------ ----------- -------------
     Net Income                                                                          6,543,421
     Dividend ($1.44 per share)                                                        (2,266,372)
     Treasury Stock Reissued                            605      --            7,869
                                -------------- ------------- ------------ ----------- -------------

Balance, December 31, 2002          1,867,250     (293,135)   13,070,750      51,331    40,503,066
                                -------------- ------------- ------------ ----------- -------------
     Formation of MAM
        June 30, 2003               (292,668)       292,668  (2,048,676)    (52,891)   (4,484,305)
     New Stock Issued                   5,930           467       41,510     167,285
     Net Income                                                                          2,805,601
     Other Comprehensive
        Income (Loss):
     Changes in Value of Foreign
       Exchange Translation Gain
       (Loss)
     Interest Rate Hedge, Net
        of Tax Benefit of $473,000
     Dividend ($1.49 per share)                                                        (2,348,366)
                                -------------- ------------- ------------ ----------- -------------


Balance, December 31, 2003          1,580,512            --  $11,063,584    $165,725   $36,475,996
                                ============== ============= ============ =========== =============


(CONTINUE)

MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Statement of Consolidated Common Shareholders' Equity


                                                   Accumulated
                                                      Other
                                       Treasury    Comprehensive
                                         Stock     Income (Loss)      Total

Balance, December 31, 2000            ($6,622,179)       --         $39,585,951
                                      ------------ ---------------  -----------
     Net Income                                                       5,236,527
     Dividend ($1.34 per share)                                     (2,108,222)
     Treasury Stock Reissued               13,099        --              16,893
                                      ------------ ---------------  -----------

Balance, December 31, 2001            (6,609,080)        --          42,731,149
                                      ------------ ---------------  -----------
     Net Income                                                       6,543,421
     Dividend ($1.44 per share)                                     (2,266,372)
     Treasury Stock Reissued               13,004                        20,873
                                      ------------ ---------------  -----------

Balance, December 31, 2002             (6,596,076)        --         47,029,071
                                      ------------ ---------------  -----------
     Formation of MAM
        June 30, 2003                    6,585,872        --             --
     New Stock Issued                       10,204                      218,999
     Net Income                                                       2,805,601
     Other Comprehensive
        Income (Loss):
     Changes in Value of Foreign
       Exchange Translation Gain
       (Loss)                                             (8,815)       (8,815)
     Interest Rate Hedge, Net
        of Tax Benefit of $473,000                      (712,000)     (712,000)
     Dividend ($1.49 per share)                                     (2,348,366)
                                      ------------ ---------------  -----------

Balance, December 31, 2003             $      --       ($720,815)   $46,984,490
                                      ============ =============== ============


MAINE & MARITIMES CORPORATION AND SUBSIDIARIES
Statement of Long-Term Debt



          (Maine Public Service Company)                                                  2003                           2002
           First Mortgage and Collateral Trust Bonds:                                     ----                           ----
              7.95% Due Serially through 2003-Interest Payable,
                March 1 and September 1                                              $         --                     $1,800,000
          Maine Public Utility Financing Bank, Public Utility Revenue
             Bonds:
             Refunding Series 1996:  Due 2021 - Variable Interest
        Payable Monthly                                                                13,600,000                     13,600,000
             (1.20% as of December 31, 2003)
             Series 2000:  Due 2025 - Variable Interest Payable Monthly                 9,000,000                      9,000,000
             (1.20% as of December 31, 2003)
          Finance Authority of Maine:
             1998 Taxable Electric Rate Stabilization
             Revenue Notes:  Due 2008 - Variable Interest Payable
             Monthly  (1.15% as of December 31, 2003)                                   8,080,000                      9,365,000
                                                                                        ---------                      ---------

          Total Outstanding                                                            30,680,000                     33,765,000
          Less - Amount Due Within One Year                                             1,450,000                      3,085,000
                                                                                        ---------                      ---------

                    Total                                                             $29,230,000                    $30,680,000
                                                                                      ===========                    ===========





Current Maturities and Redemption Requirements for the Succeeding Five Years and Thereafter Are as Follows:


          Long-Term Debt:

                    2004                         $1,450,000
                    2005                         $1,625,000
                    2006                         $1,830,000
                    2007                         $2,055,000
                    2008                         $1,120,000

                 Thereafter                     $22,600,000









                                    Page 6 of 6